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                                   EXHIBIT 21


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                      SUBSIDIARIES OF BALDWIN & LYONS, INC.
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                                                 STATE OR
                                               JURISDICTION
                                             OF ORGANIZATION
          NAME                               OR INCORPORATION
-------------------------------              ----------------

Protective Insurance Company                      Indiana

Sagamore Insurance Company (1)                    Indiana

B & L Insurance, Ltd.                             Bermuda

Baldwin & Lyons, California                      California




(1)   Wholly-owned subsidiary of Protective Insurance Company